Schedule B

TRANSACTIONS IN ORDINARY SHARES EFFECTUATED

The following table sets forth all transactions with respect to Ordinary Shares by the Reporting Persons and/or on behalf of the Reporting Persons in respect of the Ordinary Shares, in the previous 60 days. All such transactions were purchases or sales of Ordinary Shares effected in the open market on the NYSE.

Trade Date	Reporting Person Effecting Transaction	Buy/Sell	Quantity	Price Per Ordinary Share ($)
November 5, 2025	Barak Capital Ltd.	Buy	10,000	14.82
November 6, 2025	Barak Capital Ltd.	Buy	35,000	14.64
November 6, 2025	Nave Serbal Ltd.	Buy	10,384
December 10, 2025	Nave Serbal Ltd.	Buy	12,220
December 18, 2025	Nave Serbal Ltd.	Buy	37,600	19.52
December 19, 2025	Nave Serbal Ltd.	Buy	38,690	19.17
December 23, 2025	Nave Serbal Ltd.	Buy	18,275	21.00
November 7, 2025	Simon Sivan	Buy	7,972
December 12, 2025	Moshe Shemesh	Buy	1,730
November 10, 2025	Idan Bakal	Buy	8,000
November 14, 2025	Idan Bakal	Buy	12,000
December 12, 2025	Idan Bakal	Buy	5,000
November 20, 2025	Rotem Shimoni	Buy	1,400
November 10, 2025	Rotem Shimoni	Buy	5,635
November 11, 2025	Avraham Bekel	Buy	110,000
November 14, 2025	Avraham Bekel	Buy	114,000
November 14, 2025	Avraham Bekel	Buy	200
November 19, 2025	Matan Har Noy	Buy	3,000
November 20, 2025	Matan Har Noy	Buy	1,300
December 12, 2025	Matan Har Noy	Buy	1,500
November 6, 2025	Yaz Investment and Properties Ltd.	Buy	10,000
November 19, 2025	Yaz Investment and Properties Ltd.	Buy	5,000
	Creative Value Capital Ltd.	Buy	37,000
October 23, 2025	More Provident Funds and Pension Ltd.	Buy	123,729
October 26, 2025	More Provident Funds and Pension Ltd	Buy	507,000
November 4, 2025	More Provident Funds and Pension Ltd	Buy	7,724
November 5, 2025	More Provident Funds and Pension Ltd	Buy	345,000
November 10, 2025	More Provident Funds and Pension Ltd	Buy	281,432
November 12, 2025	More Provident Funds and Pension Ltd	Buy	25,224	15.32
November 10, 2025	IDEA LP	Buy	50,000	14.73
November 12, 2025	IDEA LP	Buy	70,000	16.35
November 14, 2025	IDEA LP	Buy	40,000	18.61
November 25, 2025	IDEA LP	Buy	27,000	18.94
November 26, 2025	IDEA LP	Buy	140,000
December 18, 2025	Carmit Shemesh	Buy	29,373
December 17, 2025	Carmit Shemesh	Buy	20,000
December 17, 2025	Reading Capital Ltd.	Buy	50,000	20.19
December 17, 2025	Reading Capital Ltd.	Buy	20,000	20.28
December 17, 2025	Reading Capital Ltd.	Buy	50,000	20.14